CDII Trading Subsidiary of China Direct Industries Enters into Contract with China-based Trading Company to Supply Iron Ore from Bolivia

Management believes the agreement has the potential to generate monthly revenue of up to $4.5 million over the course of a 12 month period beginning in the second quarter of fiscal 2011

DEERFIELD BEACH, FL--(1/3/11) - China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today that its wholly owned subsidiary CDII Trading, Inc. has entered into a contract with a privately held China-based trading company to supply iron ore from Bolivia.

As previously stated in our Form 8-K filed with the Securities and Exchange Commission on December 22, 2010, CDII Trading has been finalizing several supply contracts and sales agreements for iron ore delivery into China from Mexico and parts of South America with shipments expected to begin in the second quarter of fiscal 2011.  CDII Trading has agreed to supply iron ore to its China based buyer over a 12 month period under an agreement with a Bolivian mineral ore mining and exporting company upon acceptance of purchase orders by the parties and fulfilment of other commercial terms in the agreement including the successful completion of an initial test shipment. The monthly revenue under this agreement is expected to be approximately $4.5 million at the current market price for iron ore.

Commenting on this contract, Dr. James Wang, CEO and Chairman of China Direct Industries, Inc., stated, “This agreement to provide iron ore to China is a significant step forward for our trading operations in South America as we secure sales of iron ore under our long-term supply agreement with our Bolivian partner.  We believe successful completion of shipments from Bolivia will lead to further success in this and other ore rich South American countries and Mexico.  If we are able to complete delivery of iron ore to China under this agreement and our other supply agreements in Chile and Mexico, our international trading business has the potential to be a major driving force in the growth of our revenue and earnings for years to come”.

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 9 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding shipment dates under the agreements described in this report, acceptance of purchase orders and the fulfillment of commercial contract terms by the parties to these agreements, current and future revenues from sales pursuant to these agreements, and our future success in our international commodity trading business.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact:

Contact Information:
For the Company:
China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email:
richard.galterio@cdii.net
lillian.wong@cdii.net